Exhibit 10.7
NEW CENTURY TRANSPORTATION, INC.
AMENDED AND RESTATED EQUITY INCENTIVE PLAN
     SECTION 1. Purpose; Definitions. The purposes of the New Century Transportation, Inc. Equity Incentive Plan (the “Plan”) are to: (a) assist New Century Transportation, Inc., a New Jersey corporation (the “Company”), and any affiliated companies in recruiting and retaining highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.
          For purposes of the Plan, the following initially capitalized words and phrases will be defined as set forth below, unless the context clearly requires a different meaning:
          a. “Affiliate” means, with respect to a person or entity, a person that directly or indirectly controls, or is controlled by, or is under common control with such person or entity.
          b. “Award” means a grant of Options pursuant to the provisions of the Plan.
          c. “Award Agreement” means, with respect to any particular Award, the written document that sets for the terms of that particular Award.
          d. “Board” means the Board of Directors of Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder pursuant to Section 2 hereof, references in the Plan to the “Board” will be deemed to also refer to that Committee.
          e. “Cause” exists when the Participant (as determined by the Board, in its sole discretion):
               (i) engages in any type of disloyalty to the company, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of his or her employment or engagement, or otherwise breaches any fiduciary duty owed to the Company;
               (ii) is convicted of a felony or a misdemeanor involving moral turpitude;
               (iii) enters a plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude;
               (iv) discloses any confidential, proprietary, business or technical information or trade secret of the Company or of any of its Affiliates; or
               (v) breaches any agreement with or duty to the Company.

provided, however; that notwithstanding the foregoing, with respect to any Participant who is a party to any employment, consulting or other personal service agreement wit the Company in which “Cause” is defined, “Cause” will have the meaning defined in that agreement.
          f. “Change in Control” means (i) the sale, transfer, assignment or other disposition (excluding an underwritten public offering of the common stock of the Company) by stockholders of the Company, in one transaction or a series of related transactions, of more than fifty percent (50%) of the voting power represented by the then outstanding capital stock of the Company to one or more Persons (other than to Persons who are shareholders of the Company on the date that the Plan is adopted by the Board, or to Affiliates of any such shareholders); (ii) during any two (2) year period, the replacement of a majority of the Board by individuals whose election was not approved by at least two-thirds (2/3) of the directors then in office who either were (A) directors at the beginning of that period, or (B) whose election was previously so approved; (iii) a reorganization, merger or consolidation of the company that results in the Persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation ceasing to own more than fifty percent (50%) of the voting power represented by the surviving company’s outstanding securities immediately following such reorganization, merger or consolidation; (iv) the sale of substantially all the assets of the Company; or (v) the liquidation or dissolution of the Company. Notwithstanding the foregoing, a transaction will not constitute a Change in Control if its sole purpose is to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before such transaction.
          g. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
          h. “Committee” means a committee appointed by the Board in accordance with Section 2 hereof.
          i. “Director” means a member of the Board.
          j. “Disability” means a condition rendering a Participant Disabled.
          k. “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.
          l. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          m. “Fair Market Value” means, as of any given date, the value of a Share as determined by the Board in its sole and absolute discretion unless the Shares are listed or admitted to unlisted trading privileges on a nationally recognized stock exchange on such date, in which case “Fair Market Value” means, as of any given date, the value of a Share as reported on the principal nationally recognized stock exchange on which the Shares are traded on such date, or if no Share prices are reported on such date, the closing price of the Shares on the next preceding date on which there were reported Share prices.

          n. “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
          o. “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m).
          p. “Non-Qualified Stock Option” means an option that is not an Incentive Stock Option.
          q. “Option” means any option to purchase Share granted pursuant to Section 5 hereof.
          r. “Participant” means an employee, consultant or Director of the Company or any of its Affiliates to whom an Award is granted.
          s. “Person” means an individual partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.
          t. “Securities Act” shall mean the Securities Action of 1933, as amended.
          u. “Share” means a share of the Company’s Class A Voting Common Stock (“Class A Shares”) or Class B Non-Voting Common Stock (“Class B Shares”), par value $.01, subject to substitution or adjustment as provided in Section 3(c) hereof.
          v. “Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.
     SECTION 2. Administration. The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.
          Any Committee established under this Section 2 will be composed of not fewer than two (2) members, each of whom will serve for such period of time as the Board determines; provided, however that if the Company has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any Committee established pursuant to this Section 2 will be Non-Employee Directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.
          Members of the Board who are eligible for Awards or have received Awards may vote on any matters affecting the administration of the Plan or the grant of Awards, except that no such member will act upon the grant of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the grant of Awards to himself or herself.
          The Board will have full authority to grant Awards under the Plan. In particular, the Board will have the authority:
          a. to select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4 hereof);
          b. to determine the type of award to be granted to any person hereunder;
          c. to determine the number of Shares to be covered by each such Award;
          d. to establish the terms and conditions of each Award Agreement;
          e. to determine whether and under what circumstance an Option may be exercised without a payment of cash under Section 5(e) hereof; and
          f. to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant.
          The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); to amend the terms of any Award Agreement, provided that the Participant consents to such amendment; and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and the extent it deems necessary to carry out the intent of the Plan.
          All decisions made by the Board pursuant to the provision of the Plan will be final and binding on all persons, including the Company and Participants. No member of the Board will be liable for any good faith determination, act or omission in connection with the Plan or any Award.
     SECTION 3. Shares Subject to the Plan.
          a. Shares Subject to the Plan. The Shares to be subject to Options under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the company. The maximum aggregate number of Shares of each class that may be subject to Options under the Plan is 5,000 Class A Shares and 58,600 Class B Shares and the Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.
          b. Effect of the Expiration or Termination of Awards. If and to the extent that an Option expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option will again become available for grant under the Plan.
          c. Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, stock distribution or dividend, stock split or combination, or other similar event or transaction affecting the Shares, equitable substitutions or adjustments may be made by the Board, in its sole and absolute discretion, to the aggregate number, type and issuer of the securities reserved for issuance under the Plan, to the number, type and issuer of Shares subject to outstanding Options, and to the exercise price of outstanding Options.
          d. Change in Control. Effective immediately prior to and contingent upon the occurrence of any Change in Control: (i) all outstanding Options will automatically become fully vested and immediately exercisable; and (ii) the Board in its sole and absolute discretion and without the need for he consent of any Participant, may take one (1) or both of the following actions with respect to outstanding Options: (A) cancel any Option in exchange for an option to purchase common stock of any successor corporation, which new option satisfies the requirements of Treas. Reg. § 1.425-1(a)(4)(i) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option), or (B) cancel any Option in exchange for cash and/or other substitute consideration with a value equal to the difference between the exercise price of that Option and the Fair Market Value of the Shares subject to that Option on the date of the Change in Control.
     SECTION 4. Eligibility. Employees, directors, consultants and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan. Persons who are not employees of the Company or a Subsidiary are eligible to be granted Awards, but are not eligible to be granted Incentive Stock Options.
     SECTION 5. Options. Options granted under the Plan may be of two (2) types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may from time to time approve. However, the Plan provides for the award of Incentive Stock Options solely as a convenience to the Company, and no Option shall be an Incentive Stock Option until and unless designated as such and granted at a time that the Company is not an “S Corporation”, or such Option otherwise qualifies as an Incentive Stock Option.
          The Award Agreement evidencing an Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

          a. Option Type. Each Award Agreement evidencing an Option will specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option; provided that if the Award Agreement evidencing an Option does not so specify, such Option shall be an Non-Qualified Stock Option. To the extent that any Option intended to quality as an Incentive Stock Option does not so qualify, it shall constitute a separate Non-Qualified Stock Option.
          b. Option Price. The exercise price per Share purchasable under a Non-Qualified Stock Option will not be less than one hundred Percent (100%) of the Fair Market Value of the Share on the date of grant unless otherwise determined by the Board. The exercise price per share purchasable under an Incentive Stock Option will be not less than one hundred percent (100%) of the Fair Market Value of the Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than ten percent (10%) of the voting power of all classes of shares of the Company or of a Subsidiary will have an exercise price per Share of not less than one hundred ten percent (110%) of Fair Market Value per Share on the date of the grant.
          c. Option Term. The term of each Option will be fixed by the Board, but no Option will be exercisable more than ten (10) years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than ten percent (10%) of the voting power of all classes of shares of the Company or of a Subsidiary may not have a term of more than five (5) years. No option may be exercised by any person after expiration of the term of the Option.
          d. Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board at the time of grant. If the Board provides, in its discretion, that any Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Board determines, in its sole and absolute discretion.
          e. Method of Exercise. Subject to the exercise provisions under Section 5(d) and the termination provisions set forth in Section 6, each hereof, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by giving written notice of exercises to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised so long as such shares were acquired at least six (6) months prior to exercise; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of previously acquired Shares may be authorized only at the time the Option is granted.
          No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have any right to distributions or dividends, voting rights or any other rights of a shareholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in Section 9(a) hereof. Shares issued upon exercise may be subject to restrictions as set forth in the Award Agreement.
          f. Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company or any Subsidiary will not exceed one hundred thousand dollars ($100,000). For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. Any Option not meeting such limitation will be treated for all purposes as a Non-Qualified Stock Option.
          g. Termination of Employment. Unless otherwise specified in the Award Agreement, Options will be subject to the terms of Section 6 hereof with respect to exercise upon termination of employment.
          h. Outright Sales. The Board may authorize a purchase of Shares by any employee, director or consultant of the Company, with any or no vesting conditions, restrictions on exercise, requirement of employment, or limitation on the number of Shares, value of Shares or purchase price. This Plan, and this Section 5(h) in particular, are intended to satisfy the requirements relating to the offer or sale of Shares under Rule 701 under the Securities Act.
     SECTION 6. Termination of Service. Unless otherwise specified with respect to a particular Option granted hereunder, all Options will remain exercisable after termination of employment or engagement only to the extent specified in this Section 6.
          a. Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine, at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then twelve (12) months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.
          b. Termination by Reason of Disability. If a Participant’s service with the Company or any affiliate terminates by reason of Disability, any Option held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then twelve (12) months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

          c. Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered shares certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.
          d. Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, an option held by such Participant may thereafter be exercise by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then ninety (90) days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.
     SECTION 7. Restrictions on Shares. A Participant will not have any rights with respect to any Shares unless and until such recipient has executed any such shareholders’ agreement as may be provided by the Company, and has delivered a fully executed copy thereof to the Company.
          A share certificate will be issued in connection with the exercise of any Option. Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by the Plan, the Award Agreement, the Company’s shareholders’ agreement, or by applicable law:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE NEW CENTURY TRANSPORTATION, INC. EQUITY INCENTIVE PLAN AND AN AGREMENT ENTERED INTO BETWEEN THE PARTIPANT AND NEW CENTURY TRANSPORTATION, INC. (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND FORFEITURE CONDITIONS). COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF NEW CENTURY TRANSPORTATION, INC., AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.
     SECTION 8. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time, but, except as otherwise provided in Section 3(d) hereof, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award that is outstanding under the Plan, without the Participant’s consent, or which, without the approval of such amendment within one (1) year of its adoption by the Board, by a majority of the votes cast at a duly held shareholder meeting at which a quorum representing a majority of the Company’s outstanding voting shares is present (either in person or by proxy), would: (i) increase the total number of Shares reserved for the purposes of the Plan (except as otherwise provided in Section 3(c) hereof), or (ii) change the persons or class of persons eligible to receive Awards.
     SECTION 9. General Provisions
          a. The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with securities laws.
          All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable Federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
          b. Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
          c. The adoption of the Plan will not confer upon any employee or other service provider of the Company or a Subsidiary any right to continued employment or engagement with the Company or such Subsidiary, nor will it interfere in any way with the right of the Company or such subsidiary to terminate the employment or engagement of any of its employees or other service providers at any time.
          d. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

          e. Except as may otherwise be specifically determined by the Board with respect to a particular Award, no Award will be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Awards will be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his Disability, by his personal representative.
     SECTION 10. Effective Date of the Plan. The Plan will become effective on the date that it is approved by a majority of the votes cast at a duly held shareholder meeting at which a quorum representing a majority of Company’s outstanding voting shares is present, either in person or by proxy.
     SECTION 11. Term of Plan. This Plan will continue in effect until terminated in accordance with Section 8 hereof; provided, however, that no Incentive Stock Option will be granted hereunder on or after the tenth (10th) anniversary of the date of shareholder approval of the Plan; but provided further, that Incentive Stock Options granted prior to such tenth (10th) anniversary may extend beyond that date.
     SECTION 12. Invalid Provisions. In the event that any provision of the Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.
     SECTION 13. Governing Law. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of New Jersey, without regard to the application of the principles of conflicts of laws.
     SECTION 14. Board Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:
          a. the Company’s Articles of Incorporation (as the same may be amended and/or restated from time to time);
          b. the Company’s Bylaws (as the same may be amended and/or restated from time to time); and
          c. any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

     SECTION 15. Notices. Any notice to be given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant may hereafter designate in writing to the Company. Any such notice shall be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which shall be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) shall be permitted and shall be considered delivery of a notice notwithstanding that it is not an original that is received.
* * *
ADOPTION AND APPROVAL OF PLAN
Date Plan adopted by Board: August 1, 2000
Date Plan approved by Stockholders: August 1, 2000
Effective Date of Plan: August 1, 2000
AMENDMENT OF PLAN
Amended and Restated on December 27, 2002